CONSENT OF INDEPENDENT CERTIFIED PUBLIC ACCOUNTANTS


On Stage Entertainment, Inc.
4625 West Nevso Drive
Las Vegas, Nevada  89103



We hereby consent to the incorporation by reference in the Registration Statement on Form S-8 (file number 333-56285) of our report dated April 13, 2000 relating to the consolidated fianncial statements of On Stage Entertainment, Inc. appearing in the Company's Annual Report on Form 10-KSB for the year ended December 31, 1999.




                                                /s/ BDO Seidman, LLP
                                                 BDO Seidman, LLP



Los Angeles, California
April 15, 2000